Exhibit 1.1

HOUSTON AMERICAN ENERGY CORP.

PLACEMENT AGENCY AGREEMENT

October 1, 2012
C. K. COOPER & COMPANY, INC.
18300 Von Karman Avenue, Suite 700
Irvine, California 92612

Ladies and Gentlemen:

Houston American Energy Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to certain investors (collectively, the “Investors”) up to an aggregate of 14,814,815 units (the “Units”), each Unit consisting of (i) one share (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) a Class A Common Stock Warrant to purchase 0.5 shares of Common Stock at an exercise price of $0.81 per share and with a term of exercise of 6 months (the “Class A Warrants”) and (iii) a Class B Common Stock Warrant to purchase 0.5 shares of Common Stock at an exercise price of $0.90 per share and with a term of exercise of 3 years (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”), at a purchase price of $0.675 per Unit, as more fully described in this Agreement.  The shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares” and the Shares, the Warrants and the Warrant Shares are referred to as the “Securities”.  The Company desires to engage you as placement agent (the “Placement Agent”) in connection with the issuance and sale of the Units. The Units are described more fully in the Prospectus that is referred to below.

The Company confirms its agreements with the Placement Agent as follows:

1.             Agreement to Act as Placement Agent.

(a)           On the basis of the representations, warranties and agreements of the Company herein contained and subject to all of the terms and conditions of this Agreement, the Company engages the Placement Agent in connection with the issuance and sale of the Units and the Placement Agent hereby agrees, as an agent of the Company, to use its commercially reasonable efforts to solicit offers to purchase the Units upon the terms and conditions set forth in the Prospectus (as defined below).  Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date (as defined below), the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding as of the date hereof) otherwise than through the Placement Agent in accordance herewith.  In connection with its commercially reasonable efforts to solicit offers to purchase the Units, the Placement Agent shall only communicate information regarding the Company to potential purchasers of the Units that is consistent with the information contained in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus (each as defined below).

(b)           As compensation for the services rendered hereunder, on the Closing Date (as defined below), the Company shall pay to the Placement Agent, by wire transfer of immediately available U.S. funds payable to the order of the Placement Agent, to an account or accounts designated by the Placement Agent, an amount equal to 6.5% of the aggregate gross proceeds received by the Company from the sale of the Units (the “Fee”). The Placement Agent may, in its discretion, retain other brokers or dealers to act as sub-agents on the Placement Agent’s behalf in connection with the offering of the Units, provided that the Company shall not be obligated to pay any additional amounts to the Placement Agent or any such sub-agent with respect thereto.

(c)           This Agreement shall not give rise to a commitment by the Placement Agent or any of its Affiliates to underwrite or purchase any of the Units or otherwise provide any financing, and the Placement Agent shall not have the authority to bind the Company in respect of the sale of any Units.  The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer in whole or in part.  The Placement Agent shall have the right, in its discretion reasonably exercised after consultation with the Company, to reject any offer to purchase Units received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.  The sale of the Units shall be made pursuant to a subscription agreement in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”).

2.             Delivery and Payment.  Subject to the terms and conditions hereof, delivery of the Units shall be made by the Company to the Investors, and payment of the purchase price shall be made by the Investors, in accordance with the Purchase Agreement.

3.             Representations and Warranties of the Company. The Company represents, warrants and covenants to the Placement Agent that:

(a)           The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-169012) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement.  Such registration statement has been declared effective by the Commission.  Such registration statement, at any given time, including amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415(a)(1)(x) under the Securities Act (including without limitation, Rule 415(a)(5)).

(b)           The prospectus in the form in which it appeared in the Original Registration Statement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(c)           No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

(d)           The Registration Statement was initially declared effective by the Commission under the Securities Act on August 26, 2009.  The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information with respect to the Registration Statement.  No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

(e)           Each part of the Registration Statement, at the time such part became effective (including each deemed effective date with respect to the Placement Agent pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Closing Date (as hereinafter defined), and the Prospectus (or any amendment or supplement to the Prospectus), at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Closing Date complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Company by the Placement Agent specifically for use in the preparation thereof.

(f)           Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule I, the information set forth on Schedule II, and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein; it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 6(f).  As used in this paragraph and elsewhere in this Agreement:

(i)           “Time of Sale” means 9:00 am (Eastern time) on the date of this Agreement.

(ii)           “Statutory Prospectus” as of any time means the Preliminary Prospectus that is included in the Registration Statement immediately prior to that time.  For purposes of this definition, 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

(iii)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Securities or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(iv)          “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule I to this Agreement.

(v)           “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

(g)           Without the prior consent of Placement Agent, the Company has not made and will not make any offer relating to the Securities that would constitute a Issuer Free Writing Prospectus.

(h)           Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein; it being understood and agreed that the only such information furnished by the Placement Agent consists of the information described as such in Section 6(f).

(i)            (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(j)            Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(k)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(l)            The Company has the full corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents (as defined below) and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders, including without limitation pursuant to the rules of the Principal Market.  Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable (x) general equitable principles and bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, or (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (z) insofar as indemnification and contribution provisions may be limited by applicable law.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not:  (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, breach, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Permit (as defined below) agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii) immediately above, such as could not, individually or in the aggregate: (a) adversely affect the legality, validity or enforceability of this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder, including, without limitation, the Purchase Agreements (collectively, the “Transaction Documents”), (b) could reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business, management, operations or financial condition of the Company and its subsidiaries, taken as a whole, or (c) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of foregoing clauses (a), (b) or (c), a “Material Adverse Effect”).

(m)           Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, bylaws or other organizational or charter documents in effect as of the date of execution of this Agreement or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement, mortgage, indenture, credit facility, indebtedness or other instrument (evidencing a Company indebtedness or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except such as could not, individually or in aggregate, have a Material Adverse Effect.

(n)           The Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, or qualification of, any court or other federal, state, local or other governmental authority or other Person (as defined below) in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing of a Form 8-K disclosing the transaction contemplated hereby, (ii) the filing with the Commission of a prospectus supplement, (iii) notification for the listing of the shares of Common Stock issued as part of the Securities to the NYSE MKT, LLC (the “Principal Market”) for trading thereon in the manner required thereby, and (iv) applicable state securities filings (collectively, the “Required Approvals”).  “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or any agency or subdivision thereof) or other entity of any kind.

(o)           Each of the Company and its subsidiaries is, and at all times in the last three years has been, in full compliance with all laws, statutes, rules, regulations, or guidance applicable to the conduct of the Company’s business, taken as a whole, except where such noncompliance would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(p)           All agreements required to be filed as exhibits to all reports required to be filed by the Company under the Securities Act and Exchange Act since the Company’s most recent Annual Report on Form 10-K under Item 601 of Regulation S-K to which the Company or any of its subsidiaries is a party, have been filed by Company as exhibits to such reports (the “Material Contracts”).  The Material Contracts have been duly authorized, executed and delivered by the Company or its subsidiaries, constitute valid and binding agreements of the Company or its subsidiaries (as applicable) and are enforceable against the Company or its subsidiaries (as applicable) in accordance with their respective terms, except as such enforceability may be limited by (i) general equitable principles and bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally,  (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law, and, to the Company’s knowledge, such Material Contracts are enforceable in accordance with their respective terms by the Company or its subsidiaries (as applicable) against the other parties thereto, except as such enforceability may be limited by (x) general equitable principles and bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws in effect which affect creditors’ rights generally, (y) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (z) insofar as indemnification and contribution provisions may be limited by applicable law, and such contracts are in full force and effect on the date hereof other than those which have expired in accordance with their terms.  Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any of such Material Contracts, except for such breaches or defaults that will not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(q)           (i)           As of September 20, 2012, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which (A) 37,365,230 shares are issued and outstanding; (B) 1,948,677 shares of common stock issuable upon exercise of fully vested stock options at a weighted-average exercise price of $5.66 per share, (C) 1,409,905 shares of common stock issuable upon exercise of unvested stock options at a weighted-average exercise price of $3.08 per share, and (D) 6,200,000 shares of common stock issuable upon exercise of outstanding warrants exercisable at $2.68 per share.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non assessable, conform in all material respects to the descriptions thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and have been issued in compliance with all federal and state securities laws.  All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non assessable and have been issued in compliance with all federal and state securities laws and are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any Liens except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  Except as disclosed in this Agreement or in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus for the transactions contemplated by this Agreement, neither the Company nor any subsidiary has outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, warrants, rights, convertible securities or obligations.  The description of the Company’s equity compensation plans and the options or other rights granted and exercised thereunder set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus accurately and fairly presents in all material respects the information required by the Securities Act to be shown with respect to such plans, options and rights.

(r)            Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(s)           Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, each of the Company and its subsidiaries owns or has the valid right to use all Intellectual Property (as defined below) necessary for the conduct of the businesses of the Company and its subsidiaries in the manner described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as now conducted or proposed to be conducted.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (i) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or any of its subsidiaries; (ii) the Intellectual Property owned by the Company or its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company or its subsidiaries have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of others, and none of the Company or any of its subsidiaries has received any written notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) each of the Company and its subsidiaries has taken commercially reasonable steps, consistent with industry standards, to maintain and protect all Intellectual Property that is material to the conduct of its business; and (v) to the knowledge of the Company, no current or former employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries, or actions undertaken by the employee while employed with the Company or any of its subsidiaries, as applicable.  The term “Intellectual Property” as used herein means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade dress, domain names, copyrights, licenses, inventions, trade secrets, technology, software, systems, know-how and other intellectual property and proprietary rights.

(t)           The Company does not own any real property.  The Company and its subsidiaries have good and marketable title to all real property and tangible properties and assets described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as owned by it, in each case free and clear of all Liens, except such as (i) are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or (ii) do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.  Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(u)           Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except as occurs in the ordinary course of the Company’s business, none of the Company or it subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other Person and neither the Company nor it subsidiaries are bound by any agreement that adversely affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(v)           Each of the Company and its subsidiaries carries, or is covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.  All policies of insurance of the Company and its subsidiaries are in full force and effect; each of the Company and its subsidiaries is in compliance with the terms of such policies in all material respects; and none of the Company or its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(w)          Each of the Company and its subsidiaries (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) has received and is in compliance with all Permits required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required Permits, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(x)           (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y)           The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, nor does the Company have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to the Company’s payment of taxes in any material amount except which the Company is contesting in good faith and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(z)           All corporate action required to be taken by the Company for the authorization, issuance and sale of the Securities has been duly and validly taken.  When the Shares and Warrant Shares have been issued and delivered against payment therefor as provided herein and in the Warrants, as the case may be, such Shares, when so issued and delivered and the Warrant Shares, when issued upon the exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and the Investors or other persons in whose names such securities are registered will acquire good and valid title to such securities, in each case free and clear of all Liens.  Each of the Securities conform in all material respects to the description thereof contained in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of any of the Securities as contemplated herein.  The sale of the Securities contemplated by this Agreement is in compliance with the requirements set forth in Form S-3.

(aa)         The issuance by the Company of the Securities has been registered under the Securities Act and the Securities are freely transferable and tradable by the Investors without restriction as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(bb)        Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would cause the offering of the Securities to be integrated with other offerings.  Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company has not, in the twelve (12) months preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market.  Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company has no reason to believe that it will not in the foreseeable future continue to be in compliance or regain compliance in a timely manner, as the case may be, with all such listing and maintenance requirements.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market and no stockholder approval is required for the Company to fulfill its obligations under the Transaction Documents.  The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is currently listed on the Principal Market.

(cc)         The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “Commission Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Commission Reports prior to the expiration of any such extension.  As of their respective dates, the Commission Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and none of the Commission Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(dd)        The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, applicable to it, and the applicable rules and regulations promulgated thereunder by all government and regulatory authorities and agencies.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.  The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act).  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its Form 10-K for the most recently ended fiscal year the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

(ee)         The financial statements of the Company, together with the related schedules and the notes thereto, included or incorporated by reference in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus comply in all material respects with applicable accounting requirements and the applicable requirements of the Securities Act and Exchange Act as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  GBH CPAs, PC, who has audited certain financial statements of the Company, are independent registered public accountants as required by the Securities Act and Exchange Act and have been appointed by the Company’s audit committee (if so empowered by the Board of Directors) comprised only of independent directors, or by the Board of Directors, as the case may be.

(ff)          Since the date of the latest audited financial statements included in the Prospectus, except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus: (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing equity compensation plans of the Company.  Other than as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement and the Purchase Agreements or as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, no event, liability or development has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(gg)         The information underlying the estimates of the reserves of the Company and its subsidiaries, which was supplied by the Company to Lonquist & Co., LLC (the “Reserve Engineer”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the "Reserve Reports") was prepared in accordance with customary industry practices.  The estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineer were prepared in good faith and with a reasonable basis.  The Reserve Engineer was, as of the dates of the Reserve Reports, and is, as of the date hereof, independent petroleum engineers with respect to the Company.  Estimates of such reserves and the present value of the future net cash flows therefrom as incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(hh)         Except as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K.

(ii)           Neither the Company nor, to the knowledge of the Company, any other Person acting for or on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, directly or indirectly, while acting on behalf of the Company or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.

(jj)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(kk)         Except as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors.  Except as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, other than routine reviews of the Company’s Commission filings which are not currently pending with respect to the Registration Statement.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(ll)           Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus is based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(mm)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company's knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)        Other than fees due under this Agreement, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any Person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(oo)         The Company is not and, after giving effect to the offering and sale of the Units, will not be an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)         Other than as disclosed to the Placement Agent, to the knowledge of the Company, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company's officers, directors or 5% or greater security holders or any beneficial owner of the Company's unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement.  The Company will inform the Placement Agent if it becomes aware that any officer, director or stockholder of the Company is or becomes an affiliate or associated person of a FINRA member participating in the transactions contemplated by this Agreement.

(qq)         The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the Placement Agent’s placement of the Units), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

4.             Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

(a)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Placement Agent, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by a Placement Agent or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462(b) Registration Statement, the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Placement Agent for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Placement Agent or counsel to the Placement Agent reasonably objects.  Subject to this Section 4(a), immediately following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Placement Agent and the Company may deem appropriate, and if requested by the Placement Agent, an Issuer Free Writing Prospectus containing the selling terms of the Securities and such other information as the Company and the Placement Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(b)           Until the earlier of the completion of the offering contemplated by this Agreement or the termination of this Agreement, the Company will notify the Placement Agent promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any amendment is made to the Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (ii) of any request by the Commission for amendments or supplements to the Registration statement, the Time of Sale Disclosure Package or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in the light of the circumstances in which they are made, not misleading, and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  Upon the Placement Agent’s request, prepare and furnish as many copies as the Placement Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct any misstatements or omissions.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement or Preliminary Prospectus pursuant to Rule 430A of the Rules and Regulations, the Company will comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and notify the Placement Agent promptly of all such filings.  If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a registration statement under Rule 462(b) with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for such Rule 462(b) registration statement or give irrevocable instructions for the payment of such fee pursuant to the Rules and Regulations.

(c)           If requested by the Placement Agent, the Company will furnish to the Placement Agent, without charge, one signed copy of each of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and will furnish to the Placement Agent, without charge, a copy of the Registration Statement and any pre-or post-effective amendment thereto, including financial statements and schedules but without exhibits.

(d)           The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

(e)           From time to time, the Company will deliver to the Placement Agent, without charge, as many copies of the Time of Sale Disclosure Package, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request. The Company consents to the use of the Time of Sale Disclosure Package, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto by the Placement Agent, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith.  If during such period of time any event shall occur that in the judgment of the Company or counsel to the Placement Agent should be set forth in the Time of Sale Disclosure Package, the Preliminary Prospectus or the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Time of Sale Disclosure Package, the Preliminary Prospectus or the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Placement Agent, without charge, such number of copies of such supplement or amendment to the Time of Sale Disclosure Package, the Preliminary Prospectus or the Prospectus as the Placement Agent may reasonably request.

(f)           Prior to any public offering of the Units, the Company will cooperate with the Placement Agent and counsel to the Placement Agent in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(g)           The Company will, so long as required under the Rules and Regulations, furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flow of the Company and its consolidated subsidiary(ies), if any, certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its subsidiary(ies), if any, for such quarter in reasonable detail.

(h)           If required by the Rules and Regulations, the Company will make generally available to holders of its securities as soon as may be practicable, but in no event later than the Availability Date (as defined below), an earnings statement (which need not be audited but shall be in reasonable detail) covering a period of 12 months commencing after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 of the Rules and Regulations).  For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(i)            Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including, but not limited to, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and any amendment or supplement to any of the foregoing, (ii) the preparation and delivery of certificates representing the Securities, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement and the Prospectus, and all amendments and supplements thereto, as may be requested by the Placement Agent for use in connection with the offering and sale of the Securities, (iv) the listing of the Shares and Warrant Shares on the Principal Market, (v) any filings required to be made by the Placement Agent or the Company with FINRA, and the reasonable fees and disbursements of counsel for the Placement Agent in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of applicable jurisdictions, including the fees, disbursements and other charges of counsel to the Placement Agent in connection therewith, and the preparation of preliminary, supplemental and final Blue Sky memoranda, (vii) fees, disbursements and other charges of counsel to the Company and its independent registered public accounting firm, (viii) the transfer agent for the Securities, and (ix) any travel expenses of the Company’s officers, directors and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective investors.  In addition, the Company shall reimburse the Placement Agent for up to $100,000 of its reasonable expenses (including fees and disbursements of counsel) incurred in connection with the transactions contemplated by the Transaction Documents.

(j)            The Company will not at any time, directly or indirectly, take any action designed or that might reasonably be expected to cause or result in, or that will constitute, stabilization of the price of the Common Stock to facilitate the sale or resale of any of the Securities.

(k)           The Company will apply the net proceeds from the offering and sale of the Units to be sold by the Company in the manner set forth in the Prospectus under “Use of Proceeds” and in a manner such that the Company will not become an “investment company” as such term is defined in the Investment Company Act.

5.             Further Agreements.

(a)           The Company shall, on or before 9:00 a.m., New York City time, on the business day following the date hereof, issue a press release disclosing all material terms of the transactions contemplated hereby in compliance with applicable Commission rules.  On or before 9:00 a.m., New York City time, on the second business day following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”).  The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide the Placement Agent with any material, nonpublic information regarding the Company from and after the filing of the press release referred to in the first sentence of this Section without the express written consent of the Placement Agent.  Subject to the foregoing, neither the Company nor the Placement Agent shall issue any press releases or any other public statements with respect to the transactions contemplated hereby nor shall the Company disclose the name of the Placement Agent in any filing, announcement, release or otherwise without the Placement Agent’s consent; provided, however, that the Company shall be entitled, without the prior approval of the Placement Agent, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market.  The Company acknowledges that the Placement Agent may place advertisements in mailings and financial and other newspapers and journals at such Placement Agent’s expense describing its services to the Company for any publicly announced or completed transaction and use the Company’s logo.

(b)           From the date hereof through the 90 day anniversary of the date hereof, the Company will not, directly or indirectly, except pursuant to its existing employee and director equity compensation plans and existing Options, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including, without limitation, any indebtedness, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Options or Convertible Securities. “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities. “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

6.             Conditions of the Issuance and Sale of the Units and the Obligations of the Placement Agent. The issuance and sale of the Units pursuant to the Purchase Agreement and the obligations of the Placement Agent hereunder are subject to the following conditions:

(a)           All filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made.  If the Company has elected to rely upon Rule 462(b), the registration statement filed under Rule 462(b) shall have become effective by 10:00 p.m., New York City time, on the date of this Agreement.

(b)           (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or the qualification or registration of the Securities under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities, (iv) during the Prospectus Delivery Period no amendment or supplement to the Registration Statement, the Time of sale Disclosure Package or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent does not object thereto in good faith, and (v) the Placement Agent shall have received certificates, dated the Closing Date and signed by the President and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii) of this paragraph.

(c)           Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty containing a materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty not containing a materiality or Material Adverse Effect qualification) at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the closing date for the transactions contemplated by the Transaction Documents (the “Closing Date”) shall have been duly performed, fulfilled or complied with, unless waived by the Placement Agent.

(d)           The Placement Agent shall have received an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent, from Michael W. Sanders, counsel to the Company.

(e)           At the Closing Date, there shall be furnished to the Placement Agent a certificate, dated the date of its delivery, executed by each of the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent, to the effect that:

(i)            The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)           The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Time of Sale Disclosure Package and the Prospectus), and

(A)           each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) contain, and contained, when such part of the Registration Statement (or such amendment) became effective, all statements and information required to be included therein, each part of the Registration Statement, or any amendment thereof, does not contain, and did not contain, when such part of the Registration Statement (or such amendment) became effective, any untrue statement of a material fact or omit to state, and did not omit to state when such part of the Registration Statement (or such amendment) became effective, any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date, or the time of first use within the meaning of the Rules and Regulations, any untrue statement of a material fact or omit to state and did not omit to state as of its date, or the time of first use within the meaning of the Rules and Regulations, a material fact necessary to make the statements therein, in light of the circumstances under which they were made,

(B)           neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

(C)           since the Time of Sale, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, and there has been no document required to be filed under the Exchange Act that upon such filing would be deemed to be incorporated by reference into the Time of Sale Disclosure Package or into the Prospectus that has not been so filed,

(D)           subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Effect or any development which could reasonably be expected to result in any Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, and

(E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or Governmental Authority or body, or any arbitrator, which could reasonably be expected to result in any Material Adverse Effect.

(f)            The Placement Agent shall have received the written agreements, substantially in the form of Exhibit B hereto, of the executive officers and directors of the Company.

(g)           On the date hereof and on the Closing Date, the Placement Agent shall have received a letter from GBH CPAs, PC, addressed to the Placement Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Placement Agent concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(h)           The Units shall be qualified for sale in such jurisdictions as the Placement Agent may reasonably request (subject to Section 4(f) hereof) and each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

(i)            FINRA shall not have raised any objection with respect to the fairness and reasonableness of the placement agency terms and arrangements relating to the issuance and sale of the Units.

(j)            No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(k)           An appropriate notification for the issuance of the Securities issued pursuant to this Agreement and the Purchase Agreement shall have been furnished to the Principal Market, and satisfactory evidence of such actions shall have been provided to the Placement Agent, which may include oral confirmations from a representative of the Principal Market.

(l)            On or after the date hereof there shall not have occurred any of the following:  (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or in the over-the-counter market, or trading in securities generally shall have been suspended on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or in the over-the-counter market, or a general banking moratorium shall have been established by federal or New York authorities, (ii) a suspension or material limitation in trading in securities generally on the Principal Market, (iii) a suspension or material limitation in trading in the Company’s securities on the Principal Market, (iv) an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the sole judgment of the Placement Agent, to affect materially and adversely the marketability of the Securities or (v) there shall be any action, suit or proceeding pending or threatened, or there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the sole judgment of the Placement Agent, has materially and adversely affected the Company’s business or earnings and makes it impracticable or inadvisable to consummate the transactions contemplated by the Transaction Documents.

7.             Indemnification.

(a)           The Company will indemnify and hold harmless the Placement Agent, the respective directors, officers, employees and agents of the Placement Agent and each Person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages (i) arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or at the instruction of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based in whole or in part on any material inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law in connection with the transactions contemplated hereby; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Securities to any Investor and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials.  This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b)           The Placement Agent will indemnify and hold harmless the Company, each director of the Company, each officer of the Company who signs the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the such Placement Agent expressly for use in the preparation thereof.  The Company acknowledges that the Placement Agent did not furnish any information for use in Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.  This indemnity will be in addition to any liability that the Placement Agent might otherwise have.  Notwithstanding the foregoing, in no case shall the Placement Agent’ total liability under this Section 7(b) exceed the amount of the Fee received or to be received by the Placement Agent pursuant to this Agreement.

Any party that proposes to assert the right to be indemnified under this Section 7 shall, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party in writing of the commencement of such action, enclosing with such notice a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7, unless the indemnifying party is materially prejudiced by such omission.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of one such counsel representing all of the indemnified parties will be at the expense of the indemnifying party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred provided, however, in the event that any amounts reimbursed by the indemnifying party hereunder are determined by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted primarily from an indemnified party’s gross negligence, bad faith or willful misconduct, such indemnified party shall promptly repay such amounts to the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or claim in respect of which any indemnified party is or could have been a party and indemnity or contribution could have been sought hereunder by such indemnified party unless such settlement, compromise or judgment (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld or delayed).

(c)           If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages (or actions in respect thereof) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand.  The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than the Fee) received or to be received by the Company bear to the total Fee received or to be received by the Placement Agent pursuant to this Agreement.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the relative intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage (or action in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), in no case shall the Placement Agent be required to contribute any amount in excess of the Fee received or to be received by the Placement Agent pursuant to this Agreement.  No Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(d), any Person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(d)           The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Placement Agent, (ii) acceptance by the Investors of any of the Securities and payment therefor, or (iii) any termination of this Agreement.

8.             Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 801 Travis, Suite 1425, Houston, TX 77002: President, with a copy to Michael W. Sanders, Esq., 20333 State Highway 249, Suite 600, Houston, TX 77070, or (b) if to the Placement Agent, at the offices of the Placement Agent, 18300 Von Karman, Suite 700, Irvine, California  92612, Attention: Managing Director, with a copy to Michael A. Hedge, K&L Gates LLP, 1900 Main Street, Suite 600, Irvine, California 92614. Any such notice shall be effective only upon receipt.  Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

9.             No Fiduciary Relationship.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Placement Agent, the Company acknowledges and agrees that (i) the purchase and sale of the Units pursuant to this Agreement and the Purchase Agreement (including the determination of the terms of the offering of the Securities) is an arm’s-length commercial transaction between the Company and the several Investors, (ii) the Placement Agent have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iii) the Placement Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (iv) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate.  The Company hereby agrees that it will not claim that the Placement Agent have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

10.           Miscellaneous.

(a)           This Agreement has been and is made solely for the benefit of the Placement Agent, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement.

(b)           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Placement Agent with respect to the subject matter hereof.  This Agreement may be amended upon the mutual written agreement of the Company and the Placement Agent.

(c)           The obligations of the Placement Agent hereunder (other than its obligations under Section 7) may be terminated by the Placement Agent, in its sole discretion, by notice given to the Company prior to the payment and delivery of the Securities if, prior to such time, (i) any of the events described in Sections 6(b)(i), 6(b)(ii), or 6(h) have occurred and/or (ii) the Securities shall have not been qualified for sale in such jurisdictions as the Placement Agent may reasonably request (subject to Section 4(f) hereof) and each such qualification shall not be in effect and subject to any stop order or other proceeding on the Closing Date. The term of this Agreement shall be for a period of 30 days and this Agreement may be terminated by either the Company or Placement Agent at any time upon 5 days’ written notice.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

(e)           This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(f)            In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Each of the Company and the Placement Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

Very truly yours,

HOUSTON AMERICAN ENERGY CORP.

		By:	/s/ John F. Terwilliger
Name: John F. Terwilliger
Title: CEO
Confirmed as of the date first
above mentioned:

C. K. COOPER & COMPANY, INC.

By:	/s/ Alexander G. Montano
Name: Alexander G. Montano
Title: Managing Director

[Signature Page to Placement Agency Agreement]

SCHEDULE I

ISSUER FREE WRITING PROSPECTUSES

-None

SCHEDULE II

PRICING INFORMATION

-None

EXHIBIT A

FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT B

FORM OF LOCK UP AGREEMENT